Exhibit 10.12.1

December 2, 2024
Raina Moskowitz
[Delivered via DocuSign]

Dear Raina:

We wish to thank you for over six years of wonderful service with Etsy, Inc. (“Etsy” or “the Company”). We have received notice of your resignation from Etsy, and understand that you will continue to work in your current role through January 3, 2025 (your “Last Day”). This letter (“Departure Letter”) is intended to memorialize our mutual understanding regarding your resignation and the key steps of your transition.

You agree to remain in your current, full-time role as Chief Operations and Marketing Officer (COMO) of Etsy, Inc. through your Last Day, after which your resignation will be effective and your employment with Etsy will end. Between today’s date and your Last Day, you will work with the Company to effectuate a smooth transition of your duties and responsibilities as COMO and provide such other transition support as may reasonably requested by the Chief Executive Officer of Etsy.

Subject to the approval of the Compensation Committee, Etsy will pay you a one-time bonus of $100,000.00 in exchange for (a) your agreement to remain employed with Etsy through your Last Day, and, (b) subject to the obligations in your new role, remaining reasonably available for consultation by Etsy’s leadership team in support of the ongoing transition through March 31, 2025. Subject to the foregoing, such bonus shall be payable in a cash lump sum, less applicable withholding, within 30 days following March 31, 2025.

Your other pay and benefits will be treated in accordance with the terms of the applicable plans, policies and practices.

You are hereby reminded that your confidentiality, non-compete, and non-solicit obligations under the Offer Letter and CPIA that you signed on March 8, 2018 remain in effect following your Last Day.

If you have any questions about the terms of your departure, please contact Toni Thompson or Colin Stretch.

Very truly yours,
/s/ Josh Silverman
Josh Silverman
Chief Executive Officer
Etsy, Inc.

…………………………………………………………………………………………………

I have read and accept the details of this Departure Letter.

Name: Raina Moskowitz

Signature: /s/ Raina Moskowitz

Date: 12/2/2024